EXHIBIT 10.11

THIS STOCK OPTION AGREEMENT, THE OPTIONS EVIDENCED HEREBY AND THE COMMON STOCK TO WHICH THEY RELATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AND THE ALABAMA SECURITIES ACT (THE “SECURITIES ACTS”) BUT HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN WHOLE OR IN PART EXCEPT IN ACCORDANCE WITH THE TERMS OF THIS STOCK OPTION AGREEMENT AND UNLESS REGISTERED OR EXEMPTED FROM REGISTRATION UNDER THE SECURITIES ACTS.

No. NISO-001	January 15, 1992

INCORPORATORS STOCK OPTION AGREEMENT

To Subscribe for and purchase shares of Common Stock, par value $1.00, of

FINANCIAL INVESTORS OF THE SOUTH, INC.

THIS INCORPORATORS STOCK OPTION AGREEMENT (this “Agreement”) provides and certifies that W. Dan Puckett (hereinafter the “Optionholder”), is the owner of Thirty Thousand (30,000) Options, each of which entitles the owner thereof to purchase from Financial Investors of the South, Inc., a Delaware corporation, or its successors (hereinafter called the “Company”), at any time until the expiration hereof, one (1) share of Common Stock of the Company (individually, a “Common Share” and collectively, the “Common Shares”), at a price which is the greater of (i) Ten Dollars ($10.00) per share (the “Fixed Exercise Price”), or (ii) the book value of a share of Common Stock as of the end of the immediately preceding quarter ended based upon the number of Common Shares outstanding on the date of exercise (the “Variable Exercise Price”), calculated by the Company’s regular independent certified accountants in accordance with generally accepted accounting principles (together the Fixed Exercise Price and the Variable Exercise Price are collectively referred to as the “Exercise Price”). For purposes of this Agreement, the term “Common Shares” shall mean the class of capital stock of the Company designated as common stock, par value $1.00, as of the date hereof and any other class of capital stock of the Company resulting from successive changes or reclassifications of the Common Shares. This Agreement is made and entered into in consideration of the past and future services provided and to be provided by the Optionholder to the Company; provided that this Agreement is not subject to and shall not bind the Optionholder to provide any such future services.

1. Exercise of Options. The Options evidenced hereby may be exercised by the Optionholder hereof, in whole or in part, at any time, and from time to time, on or before 5:00 P.M., Central time, on January 15, 2004, by the surrender of this Agreement, duly endorsed (unless endorsement is waived by the Company), with the form of exercise at the end hereof duly executed by such Optionholder, at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the Optionholder hereof at such Optionholder’s last address appearing on the books of the Company) and upon payment to the Company by certified or official bank check or checks payable to the order of the Company of the purchase price of the Common Shares purchased. The Company agrees that the Common Shares so purchased shall be deemed to be issued to the Optionholder hereof on the date on which this Agreement shall have been surrendered and payment made for such Common Shares as aforesaid; provided, however, that no such surrender and payment on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive such Common Shares as the record holder thereof on such date, but such surrender and payment shall be effective to constitute the person entitled to receive such Common Shares as the record holder thereof for all purposes immediately after the opening of business on the next succeeding day on which such stock transfer books are open. The certificate(s) for such Common Shares shall be delivered to the Optionholder within a reasonable time after Options evidenced hereby shall have been so exercised and a new Incorporators Stock Option Agreement, in substantially the form hereof, evidencing the number of Options, if any, remaining unexercised shall also be issued to the Optionholder within such time unless such Options shall have expired. The right to exercise the Options represented hereby shall expire at 5:00 P.M., Central time, on January 15, 2004. This Agreement shall terminate at the time of expiration and shares covered hereby shall be released to the Company.

2. Certain Terms. For purposes hereof, the following shall be applicable:

a. Record Date. In case the Company shall take a record of the holders of its Common Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Shares or securities convertible into or exchangeable for Common Shares (“Convertible Securities”) or (ii) to subscribe for or purchase Common Shares or Convertible Securities, then such Common Shares or Convertible Securities shall be deemed to have been issued or sold on such record date as a result of the declaration of such dividend or such other distribution or the granting of such right of subscription or purchase, as the case may be.

b. Reorganization, Reclassification, Consolidation, Merger. Prior to the full exercise of the Options evidenced hereby, the Company shall not effect any capital reorganization, reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any sale, transfer or other disposition of all or substantially all of the Company’s properties to another person, unless as a condition to such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition lawful and adequate provision shall be made (including by the issuance of an option agreement in substitution herefor, which option agreement, in order to protect a holder of options from any dilutive event affecting the Company or successor or surviving corporation, as applicable, and/or affecting the common stock which is the subject of the substitute option agreement, shall provide for normal and customary antidilution provisions acceptable to each holder of Options and his counsel, including provision for adjustments based upon a market price and a conversion price formula), in form and substance reasonably satisfactory to each Optionholder and his counsel, whereby each Optionholder shall from time to time thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Common Shares from time to time theretofore issuable upon exercise of the Options, such shares of stock, securities or properties as may be issuable or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares immediately theretofore issuable upon exercise of the Options, had such reorganization, reclassification, sale, transfer, disposition, consolidation or merger not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each holder of Options to the end that the provisions hereof shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares or stock, securities or properties thereafter deliverable upon the exercise thereof.

The Company shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation, if other than the Company, resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holders of Options at the last address of such holders appearing on the books of the Company, the obligation to deliver to such holders such shares of stock, securities or properties, in accordance with the foregoing provisions, as such holders may be entitled to acquire. The above provisions of this subparagraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, or other dispositions.

c. Fractional Shares. Upon exercise of the Options, fractional Common Shares shall not be issued but any fractional interests in a Common Share resulting therefrom shall be purchased by the Company for the price obtained by multiplying such fractional interest by the fair market value of a Common Share on the date of such exercise as determined in good faith by the board of directors of the Company.

3. Anti-Dilution Provisions.

a. In the event the Company should at any time or from time to time after the _____________ ____, 1992 (the “Original Issue Date”), fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as “Common Share Equivalents”) without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Fixed Exercise Price shall be adjusted to equal the product obtained by multiplying the Fixed Exercise Price by a fraction the numerator of which is the number of outstanding Common Shares prior to such split, subdivision, dividend or distribution and the denominator of which is the number of outstanding Common Shares after giving effect to such split, subdivision, dividend or distribution.

b. If the number of Common Shares outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Fixed Exercise Price shall be adjusted to equal the product obtained by multiplying the Fixed Exercise Price by a fraction the numerator of which is the number of outstanding Common Shares prior to such combination and the denominator of which is the number of outstanding Common Shares after giving effect to such combination.

c. In no event shall the Fixed Exercise Price be adjusted below the par value of the Common Shares issuable upon exercise of this Agreement.

d. After each adjustment of the Fixed Exercise Price has been calculated pursuant to this Section 3, the total number of Common Shares purchasable upon the exercise of this Agreement shall be proportionately adjusted to such number of shares as the total Fixed Exercise Price of the number of shares expressed in this Agreement to be purchasable at the original Fixed Exercise Price will pay for at the adjusted Fixed Exercise Price. The adjustment in the number of Common Shares shall be applicable regardless of whether the Exercise Price is deemed to be the Fixed Exercise Price or the Variable Exercise Price.

4. Notices. If at any time prior to the full exercise of the Options evidenced hereby:

a. The Company shall declare any dividend on the Common Shares payable in shares of common stock of the Company, cash or other property; or

b. The Company shall authorize the issue of any options, warrants or rights pro rata to all holders of Common Shares entitling them to subscribe for or purchase any shares of stock of the Company or receive any other rights; or

c. There shall occur any reclassification of the Common Shares, or any consolidation or merger of the Company with or into another corporation or person (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the Common Shares) or a sale or transfer to another corporation or person of all or substantially all of the properties of the Company; or

d. There shall occur the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

then, and in each of such cases, the Company shall deliver to the Optionholder hereof at its last address appearing on the books of the Company, as promptly as practicable but in any event at least five (5) days prior to the applicable record date (or determination date) mentioned below, a notice stating, to the extent such information is available, (i) the date on which a record is to be taken for the purpose of such dividend, issuance or rights, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, issuance or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up.

5. Representations and Warranties of the Company. The Company represents and warrants to and covenants with the Optionholder as follows:

a. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is duly qualified and in good standing under the laws of Alabama and any foreign jurisdiction where the failure to be so qualified would have a material adverse effect on its ability to perform its obligations under the Options evidenced by this Agreement and it has full corporate power and authority to issue the Options and to carry out the provisions of the Options evidenced by this Agreement.

b. The issuance, execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Company and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, reorganization, moratorium, insolvency or other laws affecting generally the enforceability of creditors’ rights, by general principles of equity and by limitations on the availability of equitable remedies.

c. Neither the execution and delivery of this Agreement by the Company, nor compliance by the Company with the provisions hereof, violates any provision of its Certificate of Incorporation or Bylaws or any law, statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with or will result in any breach of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any agreement or instrument to which the Company or to which any subsidiary of the Company, as the case may be, is a party or by which it or such subsidiary or any of their respective properties is bound.

d. While this Agreement remains outstanding, the Company will mail to the Optionholder copies of all reports and correspondence which the Company mails or otherwise delivers to its stockholders.

6. Further Covenants of the Company.

a. Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Options or of this Agreement, but will at all times assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Optionholder against dilution or other impairment. Without limiting the generality of the foregoing, the Company:

(1) shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Options, all Common Shares from time to time issuable upon the exercise of the Options and shall take all necessary actions to ensure that the par value per share, if any, of the Common Shares is at all times equal to or less than the then-effective Exercise Price per share;

(2) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of the Options from time-to-time outstanding;

(3) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets; and

(4) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving corporation), unless such other person shall expressly assume in writing and will be bound by all the terms of this Agreement.

b. Title to Stock. All of the Common Shares delivered upon the exercise of the Options shall be validly issued, fully paid and nonassessable; the Optionholder shall receive good and marketable title to the Common Shares, free and clear of all voting and other trust arrangements, liens, encumbrances, equities and claims whatsoever, and the Company shall have paid all Federal and State (but no foreign, which shall be paid by the Optionholder) original issue taxes, if any, in respect of the issuance thereof; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares in any name other than that of the Optionholder, and no issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company either that such tax has been paid or that no such tax is payable.

c. Remedies. The Company stipulates that the remedies at law of the Optionholder or any holder of Common Shares in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement or the Options are not and will not be adequate and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or thereof or otherwise.

d. Replacement of Options. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Option and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Option, the Company, at the expense of the Optionholder, will execute and deliver, in lieu thereof, a new Option of like tenor.

7. Representations, Warranties and Covenants of Optionholder. Optionholder hereby represents and warrants to, and covenants with, the Company that:

a. Optionholder is entering into this Agreement and shall exercise Options for Common Shares only for investment, for Optionholder’s own account and not with a view to, or for the sale in connection with, any distribution thereof.

b. Optionholder is aware that the Options and the Common Shares subject to exercise by Optionholder have not been, and will not be, registered under the Securities Act of 1933 or any state securities law and, accordingly, that the shares of Common Shares must be held indefinitely by the Optionholder unless they are subsequently registered under the Securities Act of 1933 and any applicable state securities law or unless a sale or transfer may legally be made without such registration being necessary. Optionholder is further aware that the Company does not intend, nor is it under any obligation, to take any action or bear any expense to register any of the shares of Common Shares under the Securities Act of 1933 or any state securities law, to make any exemption from registration available for any offer, sale, transfer, assignment or other disposition of such Common Shares by Optionholder or to obtain any opinion of counsel with respect to any such offer, sale, transfer, assignment or other disposition.

c. Optionholder has such knowledge and experience in financial and business matters that Optionholder is capable of evaluating the merits and risk of an investment in Common Shares through an exercise of the Options.

d. Optionholder has adequate means of providing for Optionholder’s current needs and personal contingencies, Optionholder has no need for liquidity in any investment in the Common Shares, Optionholder has the ability to bear the economic risk of such an investment and Optionholder can afford a complete loss of an investment pursuant to the exercise of the Options.

e. Optionholder agrees that the certificate for Common Shares received upon exercise may bear a legend concerning the restrictions on transferability of the Common Shares.

8. Compliance with Securities Laws upon Exercise. All Options are subject to the condition that, if at any time the Company shall determine, in its discretion, that the listing, registration, qualification or filing for an exemption of the Common Shares subject to the Options upon any securities exchange or under any state or federal law is necessary or desirable as a condition of, or in connection with, the exercise of such Common Shares, such Option may not be exercised in whole or in part unless such listing, registration, qualification, filing, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company; provided that the foregoing shall not be deemed to delay an exercise of an Option for purposes of determining whether an exercise of the Options occurred prior to the expiration of the Options.

9. Rights of Optionholder. The Optionholder shall be deemed the owner hereof and of the Options evidenced hereby for all purposes. The Optionholder shall not be entitled by virtue of ownership of this Agreement to any voting or dividend rights as a Optionholder of the Company.

10. Restrictions on Transfer. This Agreement and the Options evidenced hereby are personal to the Optionholder and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in whole or in part otherwise than by will or the laws of descent and distribution and are exercisable during Optionholder’s lifetime only by the Optionholder. No Common Shares of the Company issued upon any exercise of any of the Options may be sold, transferred, pledged, hypothecated or otherwise disposed of in whole or in part except in compliance with the Securities Act of 1933, as amended, and similar state laws or exemptions therefrom and unless the Company shall have received, an opinion, in form and substance satisfactory to the Company and its counsel, from counsel satisfactory to the Company, that such transfer would not result in a violation of the Securities Act of 1933 or any applicable state securities laws. Each holder of this Agreement, the Options evidenced hereby and any shares of capital stock of the Company issued upon exercise of any such Options, by taking or holding the same, consents to and agrees to be bound by the provisions of this Section 10.

11. Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective executors, administrators, personal representatives, heirs and successors in interest. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama without regard to its choice of law principles. Any invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof, and this Agreement shall be construed in all respects as if such valid and unenforceable provisions were omitted. The Optionholder hereby consents to any withholding actions that the Company deems reasonably necessary under the Internal Revenue Code of 1986, as amended, and as such may be further amended, any regulations or published interpretations thereof and any state or local income tax laws.

IN WITNESS WHEREOF, FINANCIAL INVESTORS OF THE SOUTH, INC. has caused this Incorporators Stock Option Agreement to be signed by a duly authorized officer, and this Founders Stock Option Agreement to be dated the date hereof.

FINANCIAL INVESTORS OF THE SOUTH, INC.

By:	/s/ W. Dan Puckett
Its:	Chairman and President

ACCEPTED AND AGREED.

/s/ W. Dan Puckett
W. Dan Puckett

FORM OF EXERCISE

(to be executed by the Optionholder)

The undersigned hereby exercises _______________ Options to subscribe for and purchase shares of common stock, par value $1.00 (“Common Shares”), of Financial Investors of the South, Inc. evidenced by the within Agreement and herewith makes payment of the purchase price in full. Kindly issue certificates for the Common Shares in accordance with the instructions given below. The agreement for the unexercised balance of the Options evidenced by the foregoing Agreement, if any, will be made in the name of the undersigned.

Dated: _____________________

__________________________________________

Instructions for registration of shares

Name (please print)

Social Security or Other Identifying

Number: ____________________________

Address:

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